Exhibit 99.1

Novo Integrated Sciences Announces Formation of Medical Advisory Board

Bellevue, Washington—(Business Wire – April 22, 2021) - Novo Integrated Sciences, Inc. (NASDAQ:NVOS) (the “Company” or “Novo Integrated Sciences”), a provider of multidisciplinary primary healthcare, welcomes Dr. Joseph M. Chalil, Dr. Michael G. Muhonen, and Dr. Zach P. Zachariah as charter members to the Company’s newly-formed Medical Advisory Board. This group of world-renowned leaders within their respective medical fields provides the Company with important insight and expertise as the Company expands its personalized consumer engagement across all aspects of the patient/practitioner relationship through the integration of medical technology, advanced therapeutics, and rehabilitative sciences.

Robert Mattacchione, the Company’s CEO and Board Chairman, stated, “It is a true privilege to welcome Dr. Chalil, Dr. Muhonen, and Dr. Zachariah to the Novo family as charter members of the Medical Advisory Board. I deeply appreciate their commitment to contributing their expertise, guidance, and shared vision as the Company accelerates both its geographic expansion into the Americas and further advances its model focused on shifting the patient/practitioner relationship to the patient’s home through ongoing advancements in both medical technology and inter-connectivity. We believe that each member’s understanding of the medical communities’ needs and wants coupled with their significant insight into regulatory matters surrounding technology application and product-based solutions will be invaluable. Individually aligned to our model and collectively creating a voice of significance, Novo is secure in its corporate mandate of ensuring medical community adoption of its philosophy through the guidance of an impressive Medical Advisory Board.”

Introducing the charter members of the Novo Integrated Sciences Medical Advisory Board (in alphabetical order):

Dr. Joseph M. Chalil, MD, MBA, FACHE, Chairman of the Medical Advisory Board

Prof. Joseph M. Chalil is an author of several scientific and research papers in international publications, is the Chairman of the Complex Health Systems Advisory Board, H. Wayne Huizenga College of Business and Entrepreneurship at Nova Southeastern University in Florida, and a member of Dr. Kiran C. Patel College of Allopathic Medicine (NSU MD) Executive Leadership Council. A veteran of the U.S. Navy Medical Corps, he is board certified in healthcare management. He has been awarded a Fellowship by the American College of Healthcare Executives, an international professional society of more than 40,000 healthcare executives who lead hospitals, healthcare systems, and other healthcare organizations. Additionally, Dr. Chalil is the Chairman of the Indo-American Press Club (IAPC). He is an expert in U.S. healthcare policy and a strong advocate for patient-centered care. A strong proponent of providing healthcare access for everyone, Dr. Chalil’s new book Beyond the COVID-19 Pandemic: Envisioning a Better World by Transforming the Future of Healthcare is now on Amazon’s Best Sellers List.

Dr. Michael G. Muhonen, MD

Dr. Muhonen is a renowned neurosurgeon who practices at Children’s Hospital of Orange County. Dr. Muhonen believes in treating all patients like family members and strives to leave every medical situation better than how he encountered it. Dr. Muhonen has been recognized as one of “Best Doctors in Orange County, California, specialty of Neurological Surgery” in Orange Coast Magazine.

He grew up in Idaho, one in a family of ten children. Dr. Muhonen attended Oral Roberts University in Tulsa, Oklahoma, where he graduated in 1983, before attending medical school. He then completed a residency in neurosurgery, at the University of Iowa Hospitals in Iowa City, Iowa in 1993. In 1995, he became the director of neurosurgery at Children’s Hospital of Orange County in Orange, California. He held this position until 2020. During his tenure as chairman, the neurosurgical case volume grew from under 100 cases a year to over 800 cases annually.

Dr. Muhonen has maintained a committed interest in the science of neurological disorders. He is an Associate Clinical Professor at the University of California Irvine, College of Medicine, with ongoing research in hydrocephalus, cerebral palsy, and cerebral blood flow. Dr. Muhonen is board-certified by the American Board of Neurological Surgeons, the American Board of Pediatric Neurological Surgery, and is a Fellow of the American Academy of Pediatrics. He won the Galbraith Award 1991, for outstanding cerebrovascular research, from Congress of Neurological Surgeons/American Association of Neurological Surgeons, Joint Section Cerebrovascular Surgery. He currently oversees a hydrocephalus research lab and has led multiple clinical trials at Children’s Hospital of Orange County. Dr. Muhonen serves on the Board of the Hydrocephalus Association, and previously served on the Boards of the Hydrocephalus Foundation, and the Children’s Hospital of Orange County Foundation. He has been a medical advisor to Medtronic, Alcyone, Anuncia, Codman and Integra LifeSciences.

Dr. Zach P. Zachariah, MD

Dr. Zach Zachariah is the Medical Director of UHealth Cardiology, Fort Lauderdale and on the Clinical Faculty of the University of Miami School of Medicine. He is also the President of Fort Lauderdale Heart Institute in Fort Lauderdale, Florida. He has been practicing interventional cardiology at Holy Cross Hospital since 1976 and was its Director of Cardiovascular Services until 2010. Dr. Zachariah is board-certified in internal medicine and cardiology and specializes in cardiology, cardiac catheterization, and interventional cardiology and has performed more than 30,000 heart catheterizations and interventional procedures in Broward County, Florida. He has also co-authored several scientific papers in National Journal and participated in various clinical trials.

Currently, he serves as the Chairman of the Florida Board of Medicine, and as a member of the National Advisory Council of the National Heart, Lung and Blood Institute of the National Institutes of Health. He also serves as a member of the Board of Trustees of Nova Southeastern University, a member of its executive committee and as the Chairman of the Research and Technology Transfer Committee. He also serves as a member of the Council of 100 in Florida and as a Board member of the National Board of ExcelinED in Action. He also serves as a board member of Geo Toll Inc. He currently serves on the Scientific Advisory Committee of BioSig Technologies, Inc. (NASDAQ).

He had served on the Florida Board of Governors of the State University system in Florida from 2003 to 2010 and from 2017 to May 2019. He has also served on the member of National Advisory Council of the National Heart, Lung and Blood Institute at the National Institutes of Health from 1990 to 1993 and as a member of the U.S. delegation to the World Health Organization in Geneva, Switzerland. He also served as Chairman of the Florida Board of Medicine from 1990-1992, 2000-2001 and 2013-2014. He also served as a member of the President’s Advisory Commission on Asian Americans and Pacific Islanders appointed by President George W. Bush in 2001.

He received his medical degree from the Armed Forces Medical College in India, and then completed his residency at St. Joseph’s Hospital and Medical Center in Paterson, New Jersey. He also completed a fellowship in interventional cardiology at the Cleveland Clinic Educational Foundation in Cleveland, Ohio.

Dr. Zachariah holds numerous awards, including the Ellis Island American Legend Award, the Child Advocate of the Year Award, Father of the Year Award, Spirit of Life Award from City of Hope, the Golden Heart Award from the American Heart Association, Ellis Island Medal of Honor, Freedom Foundation Medal of Honor from the Freedom Foundation at Valley Forge, Ellis Island Medal of Honor, and Sister Innocent Hughes Award for his contribution to health and science by Holy Cross Hospital. In the past, three Florida Governors and the Cabinet have declared “Zachariah P. Zachariah Day” in Florida five times.

About Novo Integrated Sciences, Inc.

Novo Integrated Sciences, Inc. owns Canadian and U.S. subsidiaries which deliver, or intend to deliver, multidisciplinary primary health care related services and products through the integration of medical technology, advanced therapeutics and rehabilitative science. Our clinicians and practitioners are not authorized to practice primary care medicine and they are not medically licensed to prescribe pharmaceutical based product solutions.

Currently, the Company’s revenue is generated solely through our Canadian subsidiary, Novo Healthnet Limited (“NHL”). NHL’s team of multidisciplinary primary health care clinicians and practitioners provide assessment, diagnosis, treatment, pain management, rehabilitation, education and primary prevention for a wide array of orthopedic, musculoskeletal, sports injury, and neurological conditions across various demographics including pediatric, adult, and geriatric populations through NHL’s 16 corporate-owned clinics, a contracted network of affiliate clinics, and eldercare related long-term care homes, retirement homes, and community-based locations in Canada.

Our specialized multidisciplinary primary health care services include, but are not limited to, physiotherapy, chiropractic care, manual/manipulative therapy, occupational therapy, eldercare, massage therapy (including pre- and post-partum), acupuncture and functional dry needling, chiropody, stroke and traumatic brain injury/neurological rehabilitation, kinesiology, vestibular therapy, concussion management and baseline testing, trauma sensitive yoga and meditation for concussion-acquired brain injury and occupational stress-PTSD, women’s pelvic health programs, sports medicine therapy, assistive devices, dietitian, holistic nutrition, fall prevention education, sports team conditioning programs including event and game coverage, and private personal training.

We believe that “decentralizing” healthcare, through the integration of medical technology and interconnectivity offers an essential solution to the fundamental transformation of healthcare delivery. Specific to non-critical care, ongoing advancements in both medical technology and inter-connectivity are allowing for a shift of the patient/practitioner relationship to the patient’s home and away from on-site visits to primary medical centers with mass-services. This acceleration of “ease-of-access” in the patient/practitioner interaction for non-critical care diagnosis and subsequent treatment minimizes the degradation of non-critical health conditions to critical conditions as well as allowing for more cost-effective healthcare distribution.

For more information concerning Novo Integrated Sciences, please visit www.novointegrated.com. For more information on NHL, please visit www.novohealthnet.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts included in this press release are forward-looking statements. In some cases, forward-looking statements can be identified by words such as “believe,” “intend,” “expect,” “anticipate,” “plan,” “potential,” “continue” or similar expressions. Such forward-looking statements include risks and uncertainties, and there are important factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors, risks and uncertainties are discussed in Novo Integrated Sciences’ filings with the Securities and Exchange Commission. Investors should not place any undue reliance on forward-looking statements since they involve known and unknown, uncertainties and other factors which are, in some cases, beyond Novo Integrated Sciences’ control which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects Novo Integrated Sciences’ current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to operations, results of operations, growth strategy and liquidity. Novo Integrated Sciences assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. The contents of any website referenced in this press release are not incorporated by reference herein.

Contact:

Chris David, President
Novo Integrated Sciences, Inc.

chris.david@novointegrated.com

(206) 617-9797